Exhibit 99.1

Tenet Reports Fourth Quarter and FY 2022 Results;
Provides 2023 Financial Outlook
•Net income from continuing operations available to common shareholders in fourth quarter 2022 was $102 million, or $0.92 per diluted share

•Adjusted diluted earnings per share from continuing operations1 of $1.96 in fourth quarter 2022

•Consolidated Adjusted EBITDA1 in fourth quarter 2022 of $897 million, including $40 million of grant income

•Fourth quarter 2022 Ambulatory Care Adjusted EBITDA excluding grant income grew 18.7% over fourth quarter 2021

•Same-facility system-wide ambulatory surgical cases increased 0.7% versus fourth quarter 2021; Same-hospital adjusted admissions increased 2.9% versus fourth quarter 2021

•Repurchased approximately 5.9 million shares of the Company's common stock for $250 million in the fourth quarter under a $1 billion share repurchase program

•FY 2023 Adjusted EBITDA is expected to be in the range of $3.160 billion to $3.360 billion

DALLAS — February 9, 2023 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended December 31, 2022.

"We closed the year with a strong fourth quarter and demonstrated operating discipline in a dynamic environment while providing patient-centered high quality care," said Saum Sutaria, M.D., Chief Executive Officer of Tenet. "Our momentum going into 2023 positions us for continued growth as we remain focused on expanding our industry-leading ambulatory business and investing in technology, innovation, and talent".

Tenet’s results for fourth quarter 2022 versus fourth quarter 2021 are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in millions, except per share results)	2022	2021	2022	2021
Net operating revenues	$4,990	$4,856	$19,174	$19,485
Net income available to Tenet common shareholders from continuing operations	$102	$250	$410	$915
Net income available to Tenet common shareholders from continuing operations per diluted share	$0.92	$2.30	$3.78	$8.43
Adjusted EBITDA[1] excluding grant income	$857	$877	$3,275	$3,278
Adjusted EBITDA[1]	$897	$1,017	$3,469	$3,483
Adjusted diluted earnings per share from continuing operations[1]	$1.96	$2.70	$6.80	$7.58

•Net income from continuing operations available to the Company’s common shareholders in the fourth quarter 2022 was $102 million, or $0.92 per diluted share, versus $250 million, or $2.30 per diluted share, in fourth quarter 2021.

•Fourth quarter 2022 included COVID-related stimulus grant income of $40 million pre-tax ($30 million after-tax, or $0.28 per diluted share) versus $140 million pre-tax ($97 million after-tax, or $0.89 per diluted share) in fourth quarter 2021; also, fourth quarter 2022 included impairment and restructuring charges and acquisition-related costs of $129 million pre-tax ($101 million after-tax, or $0.95 per diluted share) versus $30 million pre-tax ($24 million after-tax, or $0.22 per diluted share) in the fourth quarter 2021.

•Net income from continuing operations available to the Company’s common shareholders in 2022 was $410 million, or $3.78 per diluted share, versus $915 million, or $8.43 per diluted share, in 2021.

•2022 results included impairment and restructuring charges, and acquisition-related costs of $226 million pre-tax ($183 million after-tax, or $1.66 per diluted share) versus $85 million pre-tax ($66 million after-tax, or $0.61 per diluted share) in 2021. Additionally, 2021 results included a pre-tax gain of $406 million ($276 million after-tax, or $2.54 per diluted share) associated with the divestiture of the Company's Miami-area hospitals.

•The Company recognized additional income tax expense for the three and twelve months ended December 31, 2022 of approximately $7 million, or $0.07 per diluted share, and $123 million, or $1.11 per diluted share, respectively, as a result of the interest expense limitation regulations. The Company did not have any interest expense limited during 2021.

•Adjusted EBITDA excluding grant income in fourth quarter 2022 was $857 million compared to $877 million in fourth quarter 2021, reflecting lower COVID-related volume and acuity, elevated contract labor costs, partially offset by growth in our Ambulatory Care segment.

•In January 2023, the Company entered into a definitive agreement for John Muir Health to purchase Tenet's interest in the San Ramon Regional Medical Center and First California Physician Partners OB/GYN for $142.5 million. The transaction is expected to be completed in 2023, subject to regulatory approvals and customary closing conditions.

Balance Sheet and Cash Flows

•In the year ended December 31, 2020, the Company received approximately $1.5 billion of Medicare advance payments from CMS related to the pandemic. The Company completed the repayment of the advances as of December 31, 2022. $880 million and $616 million of the Medicare advances were repaid by the Company during the years ended December 31, 2022 and 2021, respectively.

•Cash flows provided by operating activities for the year ended December 31, 2022 were $1.083 billion ($2.091 billion excluding $880 million of repayments associated with Medicare advances and $128 million of payroll tax deferrals from FY 2020) versus $1.568 billion for the year ended December 31, 2021 ($2.208 billion excluding $512 million of repayments associated with Medicare advances and $128 million of payroll tax deferrals).

•The Company produced free cash flow1 of $321 million for the year ended December 31, 2022 ($1.329 billion excluding repayments of Medicare advances and deferred payroll tax payments) versus $910 million for the year ended December 31, 2021 ($1.550 billion excluding repayments of Medicare advances and deferred payroll tax payments).

•In the fourth quarter of 2022, the Company repurchased approximately 5.9 million shares of common stock for $250 million.

•In the fourth quarter of 2022, the Company purchased approximately $25 million aggregate principal amount of its 4.625% senior secured notes due in 2024 on the open market using available cash on hand.

•The Company’s ratio of net debt plus the Medicare advances liability to Adjusted EBITDA1 was 4.10x at December 31, 2022 compared to 4.07x at December 31, 2021.

•The Company had no outstanding borrowings on its $1.5 billion line of credit as of December 31, 2022.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of December 31, 2022, USPI had interests in 442 ambulatory surgery centers (300 consolidated) and 24 surgical hospitals (eight consolidated) in 35 states. Results for the year ended December 31, 2021 included USPI’s imaging centers (realigned under the Hospital segment as of April 1, 2021) and its urgent care centers (sold in April 2021). For all periods prior to June 30, 2022, the Company owned 95% of the voting stock of USPI.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Ambulatory segment results ($ in millions)	2022	2021	2022	2021
Revenues
Net operating revenues	$933	$742	$3,248	$2,718
Same-facility system-wide net patient service revenues[2]	$1,763	$1,712	$6,241	$5,968
Volume Changes versus the Prior-Year Period
Same-facility system-wide surgical cases[2]	0.7%	4.4%	2.0%	15.6%
Same-facility system-wide surgical cases on same-business day basis[2]	0.7%	6.1%	1.6%	16.6%
Adjusted EBITDA, Margins and Noncontrolling Interest (NCI)
Adjusted EBITDA excluding grant income	$407	$343	$1,323	$1,134
Adjusted EBITDA	$407	$371	$1,327	$1,197
Adjusted EBITDA margin excluding grant income	43.6%	46.2%	40.7%	41.7%
Adjusted EBITDA margin	43.6%	50.0%	40.9%	44.0%
Adjusted EBITDA less facility-level NCI excluding grant income	$262	$220	$865	$734
Adjusted EBITDA less facility-level NCI	$262	$236	$867	$770
Adjusted EBITDA less total NCI excluding grant income	$262	$214	$856	$715
Adjusted EBITDA less total NCI	$262	$229	$858	$749

•Fourth quarter 2022 net operating revenues increased 25.7% compared to fourth quarter 2021 driven by additional revenues associated with the SurgCenter Development (SCD) acquisition completed in December 2021, service line growth and improved pricing yield.

•Surgical business same-facility system-wide net patient service revenues increased 3.0% in fourth quarter 2022 compared to fourth quarter 2021, with cases up 0.7% and net revenue per case up 2.3%.

•Adjusted EBITDA excluding grant income was $407 million in fourth quarter 2022 compared to $343 million in fourth quarter 2021, driven by the SCD acquisition, as well as new service line growth and improved pricing yield.

•Adjusted EBITDA margin excluding grant income in fourth quarter 2022 declined relative to fourth quarter 2021 primarily due to higher supplies costs, higher other operating expenses associated with increased de novo development, partially offset by improved management of salaries, wages and benefits.

Hospital Operations and Other (Hospital) Segment

Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices. Effective April 1, 2021, the Company’s imaging centers that were previously operated under USPI were realigned under the Hospital segment.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Hospital segment results ($ in millions)	2022	2021	2022	2021
Revenues
Net operating revenues (prior to inter-segment eliminations)	$3,840	$3,910	$15,061	$15,982
Grant income	$40	$112	$190	$142
Same-hospital net patient service revenues[3]	$3,486	$3,545	$13,703	$14,043
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	0.5%	(3.9)%	(4.5)%	(0.1)%
Adjusted admissions[4]	2.9%	—%	(1.2)%	2.4%
Outpatient visits (including outpatient ER visits)	(2.8)%	8.8%	(4.8)%	15.7%
Emergency Room visits (inpatient and outpatient)	7.7%	16.3%	4.8%	8.9%
Hospital surgeries	(2.5)%	(1.4)%	(3.7)%	6.1%
Adjusted EBITDA
Adjusted EBITDA excluding grant income	$360	$440	$1,587	$1,789
Adjusted EBITDA	$400	$552	$1,777	$1,931
Adjusted EBITDA margin excluding grant income	9.4%	11.3%	10.5%	11.2%
Adjusted EBITDA margin	10.4%	14.1%	11.8%	12.1%

•Fourth quarter 2022 net operating revenues declined 1.8% from fourth quarter 2021 due to lower COVID-related volume and acuity, partially offset by higher adjusted admissions and improved pricing yield.

•Same-hospital net patient service revenue per adjusted admission decreased 4.4% year-over-year for fourth quarter 2022 primarily due to lower COVID-related volumes and acuity, partially offset by improved pricing yield. COVID admissions were 4% of total admissions in the fourth quarter of 2022 versus 7% in the fourth quarter of 2021. Fourth quarter non-COVID inpatient admissions increased 4.3% over fourth quarter 2021.

•Fourth quarter 2022 adjusted EBITDA and adjusted EBITDA margin decreased compared to fourth quarter 2021 primarily due to higher contract labor costs and premium pay due to the pandemic, decreased grant income, and lower COVID-related volumes and acuity, partially offset by continued strength in patient acuity due to the Company's focus on growing higher acuity services, improved pricing yield and cost efficiency actions.

Conifer Segment

Tenet’s Conifer business segment provides comprehensive end-to-end and focused-point business process services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions to hospitals, health systems, physician practices, employers, and other clients.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Conifer segment results ($ in millions)	2022	2021	2022	2021
Net operating revenues	$326	$324	$1,316	$1,267
Adjusted EBITDA	$90	$94	$365	$355
Adjusted EBITDA margin	27.6%	29.0%	27.7%	28.0%

•Fourth quarter 2022 net operating revenues increased 0.6%. Fourth quarter 2022 net operating revenues from external clients increased 6.4% over fourth quarter 2021 due to contractual rate increases and new business expansion.

•Fourth quarter 2022 adjusted EBITDA and adjusted EBITDA margin declined compared to fourth quarter 2021 reflecting increased other operating expenses.

2023 Outlook1

Tenet’s Outlook for full year 2023 (consolidated and by segment) and first quarter 2023 follows:

CONSOLIDATED ($ in millions, except per share amounts)	FY 2023 Outlook	First Quarter 2023 Outlook
Net operating revenues	$19,700 to $20,100	$4,700 to $4,900
Income from continuing operations available to Tenet common stockholders	$420 to $585	$90 to $125
Adjusted EBITDA	$3,160 to $3,360	$750 to $800
Adjusted EBITDA margin	16.0% to 16.7%	16.0% to 16.3%
Diluted income per common share from continuing operations	$3.89 to $5.43	$0.82 to $1.14
Adjusted net income from continuing operations	$505 to $630	$110 to $135
Adjusted diluted earnings per share from continuing operations	$4.68 to $5.85	$1.00 to $1.23
Equity in earnings of unconsolidated affiliates	$200 to $220	$35 to $45
Depreciation and amortization	$850 to $875	$210 to $220
Interest expense	$870 to $880	$215 to $225
Income tax expense[5]	$270 to $300	$60 to $70
Net income available to NCI	$620 to $670	$135 to $155
Weighted average diluted common shares	~107 million	~107 million
NCI cash distributions	$540 to $580
Net cash provided by operating activities	$1,700 to $2,000
Adjusted net cash provided by operating activities	$1,825 to $2,075
Capital expenditures	$625 to $675
Free cash flow	$1,075 to $1,325
Adjusted free cash flow – continuing operations	$1,200 to $1,400

Ambulatory Segment ($ in millions)	FY 2023 Outlook
Net operating revenues	$3,550 to $3,650
Adjusted EBITDA	$1,415 to $1,475
Total NCI (Facility level)	$510 to $540
Adjusted EBITDA less total NCI	$905 to $935
Changes versus prior year[6]:
Surgical cases volumes	Up 2.0% to 3.0%
Net revenues per surgical case	Up 2.0% to 3.0%

Hospital Segment ($ in millions)	FY 2023 Outlook
Net operating revenues (prior to inter-segment eliminations)	$15,315 to $15,565
Adjusted EBITDA	$1,415 to $1,545
NCI	$20 to $35
Changes versus prior year[6]:
Inpatient admissions	Up 1.0% to 3.0%
Adjusted admissions	Up 2.0% to 4.0%

Conifer Segment ($ in millions)	FY 2023 Outlook
Net operating revenues	$1,285 to $1,335
Adjusted EBITDA	$330 to $340
NCI	$90 to $95

Management’s Webcast Discussion of Results

Tenet management will discuss the Company’s fourth quarter 2022 results in a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on February 9, 2023. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on February 9, 2023.

Cautionary Statement

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, especially with regards to developments related to COVID-19. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic and other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended
December 31, 2021, subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.

Footnotes

1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our first quarter and full year 2023 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.Same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2020 through December 31, 2022. Amounts associated with physician practices are excluded.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.
6.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.

About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates or has ownership interests in more than 465 ambulatory surgery centers and surgical hospitals. We also operate 61 acute care and specialty hospitals, approximately 110 other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures

The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.

•Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share from continuing operations, a non-GAAP measure, is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses) and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment for continuing operations.
•Free Cash Flow excluding repayments of Medicare Advances and Deferred Payroll Tax Payments, a non-GAAP measure, is defined by the Company as (1) Free Cash Flow plus (2) repayments of Medicare Advances and Deferred Payroll Tax Payments.
•Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations.
•Adjusted Free Cash Flow excluding repayments of Medicare Advances and Deferred Payroll Tax Payments, a non-GAAP measure, is defined by the Company as (1) Adjusted Free Cash Flow plus (2) repayments of Medicare Advances and Deferred Payroll Tax Payments.
•Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.

The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.

The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow, and Free Cash Flow and Adjusted Free Cash Flow excluding repayments of Medicare Advances and Deferred Payroll Tax Payments as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Fourth Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended December 31,
	2022	%	2021	%	Change
Net operating revenues	$4,990	100.0%	$4,856	100.0%	2.8%
Grant income	40	0.8%	138	2.8%	(71.0)%
Equity in earnings of unconsolidated affiliates	65	1.3%	77	1.6%	(15.6)%
Operating expenses:
Salaries, wages and benefits	2,306	46.2%	2,188	45.0%	5.4%
Supplies	860	17.2%	838	17.3%	2.6%
Other operating expenses, net	1,032	20.7%	1,029	21.2%	0.3%
Depreciation and amortization	213	4.3%	201	4.1%
Impairment and restructuring charges, and acquisition-related costs	129	2.6%	30	0.6%
Litigation and investigation costs	20	0.4%	52	1.1%
Net gains on sales, consolidation and deconsolidation of facilities	(1)	—%	(18)	(0.4)%
Operating income	536	10.7%	751	15.5%
Interest expense	(219)		(221)
Other non-operating income (loss), net	4		(2)
Income from continuing operations, before income taxes	321		528
Income tax expense	(47)		(108)
Income from continuing operations, before discontinued operations	274		420
Discontinued operations:
Loss from operations	—		(1)
Loss from discontinued operations	—		(1)
Net income	274		419
Less: Net income available to noncontrolling interests	172		170
Net income available to Tenet Healthcare Corporation common shareholders	$102		$249
Amounts available to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$102		$250
Loss from discontinued operations, net of tax	—		(1)
Net income available to Tenet Healthcare Corporation common shareholders	$102		$249
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$0.98		$2.33
Discontinued operations	—		(0.01)
	$0.98		$2.32
Diluted
Continuing operations	$0.92		$2.30
Discontinued operations	—		(0.01)
	$0.92		$2.29
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	104,519		107,150
Diluted	106,368		108,890

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Twelve Months Ended December 31,
	2022	%	2021	%	Change
Net operating revenues	$19,174	100.0%	$19,485	100.0%	(1.6)%
Grant income	194	1.0%	191	1.0%	1.6%
Equity in earnings of unconsolidated affiliates	216	1.1%	218	1.1%	(0.9)%
Operating expenses:
Salaries, wages and benefits	8,844	46.1%	8,878	45.6%	(0.4)%
Supplies	3,273	17.0%	3,328	17.1%	(1.7)%
Other operating expenses, net	3,998	20.8%	4,206	21.6%	(4.9)%
Depreciation and amortization	841	4.4%	855	4.4%
Impairment and restructuring charges, and acquisition-related costs	226	1.2%	85	0.4%
Litigation and investigation costs	70	0.4%	116	0.6%
Net gains on sales, consolidation and deconsolidation of facilities	(1)	—%	(445)	(2.3)%
Operating income	2,333	12.2%	2,871	14.7%
Interest expense	(890)		(923)
Other non-operating income, net	10		14
Loss from early extinguishment of debt	(109)		(74)
Income from continuing operations, before income taxes	1,344		1,888
Income tax expense	(344)		(411)
Income from continuing operations, before discontinued operations	1,000		1,477
Discontinued operations:
Income (loss) from operations	1		(1)
Income (loss) from discontinued operations	1		(1)
Net income	1,001		1,476
Less: Net income available to noncontrolling interests	590		562
Net income available to Tenet Healthcare Corporation common shareholders	$411		$914
Amounts available to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$410		$915
Income (loss) from discontinued operations, net of tax	1		(1)
Net income available to Tenet Healthcare Corporation common shareholders	$411		$914
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$3.83		$8.56
Discontinued operations	0.01		(0.01)
	$3.84		$8.55
Diluted
Continuing operations	$3.78		$8.43
Discontinued operations	0.01		(0.01)
	$3.79		$8.42
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	106,929		106,833
Diluted	110,516		108,571

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
(Dollars in millions)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$858	$2,364
Accounts receivable	2,943	2,770
Inventories of supplies, at cost	405	384
Other current assets	1,775	1,557
Total current assets	5,981	7,075
Investments and other assets	3,147	3,254
Deferred income taxes	19	65
Property and equipment, at cost, less accumulated depreciation and amortization	6,462	6,427
Goodwill	10,123	9,261
Other intangible assets, at cost, less accumulated amortization	1,424	1,497
Total assets	$27,156	$27,579

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$145	$135
Accounts payable	1,504	1,300
Accrued compensation and benefits	778	896
Professional and general liability reserves	255	254
Accrued interest payable	213	203
Contract liabilities	110	959
Other current liabilities	1,471	1,362
Total current liabilities	4,476	5,109
Long-term debt, net of current portion	14,934	15,511
Professional and general liability reserves	790	791
Defined benefit plan obligations	331	421
Deferred income taxes	217	36
Contract liabilities – long-term	13	15
Other long-term liabilities	1,787	1,439
Total liabilities	22,548	23,322
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,149	2,203
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	4,778	4,877
Accumulated other comprehensive loss	(181)	(233)
Accumulated deficit	(803)	(1,214)
Common stock in treasury, at cost	(2,660)	(2,410)
Total shareholders’ equity	1,142	1,028
Noncontrolling interests	1,317	1,026
Total equity	2,459	2,054
Total liabilities and equity	$27,156	$27,579

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Twelve Months Ended
(Dollars in millions)	December 31,
	2022	2021
Net income	$1,001	$1,476
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	841	855
Deferred income tax expense	209	250
Stock-based compensation expense	56	56
Impairment and restructuring charges, and acquisition-related costs	226	85
Litigation and investigation costs	70	116
Net gains on sales, consolidation and deconsolidation of facilities	(1)	(445)
Loss from early extinguishment of debt	109	74
Equity in earnings of unconsolidated affiliates, net of distributions received	2	(10)
Amortization of debt discount and debt issuance costs	33	33
Pre-tax (income) loss from discontinued operations	(1)	1
Net gains from the sale of investments and long-lived assets	(117)	(23)
Other items, net	13	(10)
Changes in cash from operating assets and liabilities:
Accounts receivable	(140)	(197)
Inventories and other current assets	(64)	(52)
Income taxes	(26)	68
Accounts payable, accrued expenses, contract liabilities and other current liabilities	(898)	(584)
Other long-term liabilities	(15)	28
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(214)	(153)
Net cash used in operating activities from discontinued operations, excluding income taxes	(1)	—
Net cash provided by operating activities	1,083	1,568
Cash flows from investing activities:
Purchases of property and equipment	(762)	(658)
Purchases of businesses or joint venture interests, net of cash acquired	(234)	(1,220)
Proceeds from sales of facilities and other assets	210	1,248
Proceeds from sales of marketable securities, long-term investments and other assets	76	31
Purchases of marketable securities and equity investments	(92)	(108)
Other items, net	(6)	(7)
Net cash used in investing activities	(808)	(714)
Cash flows from financing activities:
Repayments of borrowings	(2,851)	(3,221)
Proceeds from borrowings	2,023	2,872
Repurchases of common stock	(250)	—
Debt issuance costs	(24)	(31)
Distributions paid to noncontrolling interests	(560)	(423)
Proceeds from the sale of noncontrolling interests	27	25
Purchases of noncontrolling interests	(100)	(27)
Medicare advances and grants received by unconsolidated affiliates, net of recoupment	—	(67)
Other items, net	(46)	(64)
Net cash used in financing activities	(1,781)	(936)
Net decrease in cash and cash equivalents	(1,506)	(82)
Cash and cash equivalents at beginning of period	2,364	2,446
Cash and cash equivalents at end of period	$858	$2,364
Supplemental disclosures:
Interest paid, net of capitalized interest	$(848)	$(937)
Income tax payments, net	$(161)	$(92)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended		Twelve Months Ended
(Dollars in millions)	December 31,		December 31,
	2022	2021	2022	2021
Net operating revenues (1) :
Ambulatory Care	$933	$742	$3,248	$2,718
Hospital Operations and other (prior to inter-segment eliminations)	3,840	3,910	15,061	15,982
Conifer
Tenet	109	120	451	482
Other clients	217	204	865	785
Total Conifer revenues	326	324	1,316	1,267
Inter-segment eliminations	(109)	(120)	(451)	(482)
Total	$4,990	$4,856	$19,174	$19,485

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$63	$63	$206	$193
Hospital Operations and other	2	14	10	25
Total	$65	$77	$216	$218

Adjusted EBITDA (including grant income):
Ambulatory Care	$407	$371	$1,327	$1,197
Hospital Operations and other	400	552	1,777	1,931
Conifer	90	94	365	355
Total	$897	$1,017	$3,469	$3,483

Adjusted EBITDA margins (including grant income):
Ambulatory Care	43.6%	50.0%	40.9%	44.0%
Hospital Operations and other	10.4%	14.1%	11.8%	12.1%
Conifer	27.6%	29.0%	27.7%	28.0%
Total	18.0%	20.9%	18.1%	17.9%

Adjusted EBITDA margins (excluding grant income):
Ambulatory Care	43.6%	46.2%	40.7%	41.7%
Hospital Operations and other	9.4%	11.3%	10.5%	11.2%
Conifer	27.6%	29.0%	27.7%	28.0%
Total	17.2%	18.1%	17.1%	16.8%

Capital expenditures:
Ambulatory Care	$17	$17	$75	$66
Hospital Operations and other	263	283	668	578
Conifer	10	4	19	14
Total	$290	$304	$762	$658

(1) Net operating revenues include the impact of implicit price concessions and bad debts

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation
Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income available to Tenet Healthcare Corporation common shareholders	$102	$249	$411	$914
Net (loss) income from discontinued operations	—	(1)	1	(1)
Net income from continuing operations	102	250	410	915
Less: Impairment and restructuring charges, and acquisition-related costs	(129)	(30)	(226)	(85)
Litigation and investigation costs	(20)	(52)	(70)	(116)
Net gains on sales, consolidation and deconsolidation of facilities	1	18	1	445
Loss from early extinguishment of debt	—	—	(109)	(74)
Loss from divested and closed businesses	—	(1)	—	(1)
Tax and noncontrolling interests impact of above items	37	21	70	(77)
Adjusted net income available from continuing operations to common shareholders	$213	$294	$744	$823

Diluted earnings per share from continuing operations	$0.92	$2.30	$3.78	$8.43
Less: Impairment and restructuring charges, and acquisition-related costs	(1.21)	(0.27)	(2.04)	(0.78)
Litigation and investigation costs	(0.19)	(0.48)	(0.63)	(1.07)
Net gains on sales, consolidation and deconsolidation of facilities	0.01	0.17	0.01	4.10
Loss from early extinguishment of debt	—	—	(0.99)	(0.68)
Loss from divested and closed businesses	—	(0.01)	—	(0.01)
Tax and noncontrolling interests impact of above items	0.35	0.19	0.63	(0.71)
Adjusted diluted earnings per share from continuing operations	$1.96	$2.70	$6.80	$7.58

Weighted average basic shares outstanding (in thousands)	104,519	107,150	106,929	106,833
Weighted average dilutive shares outstanding (in thousands)	106,368	108,890	110,516	108,571

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation
Common Shareholders to Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income available to Tenet Healthcare Corporation common shareholders	$102	$249	$411	$914
Less: Net income available to noncontrolling interests	(172)	(170)	(590)	(562)
(Loss) income from discontinued operations, net of tax	—	(1)	1	(1)
Income from continuing operations	274	420	1,000	1,477
Income tax expense	(47)	(108)	(344)	(411)
Loss from early extinguishment of debt	—	—	(109)	(74)
Other non-operating income (loss), net	4	(2)	10	14
Interest expense	(219)	(221)	(890)	(923)
Operating income	536	751	2,333	2,871
Litigation and investigation costs	(20)	(52)	(70)	(116)
Net gains on sales, consolidation and deconsolidation of facilities	1	18	1	445
Impairment and restructuring charges, and acquisition-related costs	(129)	(30)	(226)	(85)
Depreciation and amortization	(213)	(201)	(841)	(855)
Loss from divested and closed businesses	—	(1)	—	(1)
Adjusted EBITDA	$897	$1,017	$3,469	$3,483

Net operating revenues	$4,990	$4,856	$19,174	$19,485

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	2.0%	5.1%	2.1%	4.7%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	18.0%	20.9%	18.1%	17.9%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

(Dollars in millions)	2022
	Q4	Full Year
Net cash provided by operating activities	$421	$1,083
Purchases of property and equipment	(290)	(762)
Free cash flow	131	321
Add back: Medicare Advance Repayments	—	880
Payroll Tax Deferral Payments	128	128
Free cash flow, excluding repayment of Medicare Advances and Deferred Payroll Tax Payments	$259	$1,329

Net cash used in investing activities	$(306)	$(808)
Net cash used in financing activities	$(465)	$(1,781)

Net cash provided by operating activities	$421	$1,083
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(57)	(214)
Net cash used in operating activities from discontinued operations	—	(1)
Adjusted net cash provided by operating activities from continuing operations	478	1,298
Purchases of property and equipment	(290)	(762)
Adjusted free cash flow – continuing operations	188	536
Add back: Medicare Advance Repayments	—	880
Payroll Tax Deferral Payments	128	128
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advances and Deferred Payroll Tax Payments	$316	$1,544

(Dollars in millions)	2021
	Q4	Full Year
Net cash provided by operating activities	$357	$1,568
Purchases of property and equipment	(304)	(658)
Free cash flow	53	910
Add back: Medicare Advance Repayments	186	512
Payroll Tax Deferral Payments	128	128
Free cash flow, excluding repayment of Medicare Advances and Deferred Payroll Tax Payments	$367	$1,550

Net cash used in investing activities	$(1,516)	$(714)
Net cash provided by (used in) financing activities	$1,231	$(936)

Net cash provided by operating activities	$357	$1,568
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(37)	(153)
Net cash provided by operating activities from discontinued operations	1	—
Adjusted net cash provided by operating activities from continuing operations	393	1,721
Purchases of property and equipment	(304)	(658)
Adjusted free cash flow – continuing operations	89	1,063
Add back: Medicare Advance Repayments	186	512
Payroll Tax Deferral Payments	128	128
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advances and Deferred Payroll Tax Payments	$403	$1,703

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions, except per share amounts)	First Quarter 2023		FY 2023
	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$90	$125	$420	$585
Net income from continuing operations	90	125	420	585
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(25)	(15)	(100)	(50)
Tax impact of above items	5	5	15	5
Adjusted net income available from continuing operations to common shareholders	$110	$135	$505	$630

Diluted earnings per share from continuing operations	$0.82	$1.14	$3.89	$5.43
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.23)	(0.14)	(0.93)	(0.47)
Tax impact of above items	0.05	0.05	0.14	0.05
Adjusted diluted earnings per share from continuing operations	$1.00	$1.23	$4.68	$5.85

Weighted average basic shares outstanding (in thousands)	103,000	103,000	103,000	103,000
Weighted average dilutive shares outstanding (in thousands)	107,000	107,000	107,000	107,000

(1)    The figures shown represent the Company's estimate for restructuring charges. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

(Dollars in millions)	First Quarter 2023		FY 2023
	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$90	$125	$420	$585
Less: Net income available to noncontrolling interests	(135)	(155)	(620)	(670)
Income tax expense	(60)	(70)	(270)	(300)
Interest expense	(225)	(215)	(880)	(870)
Other non-operating expense, net	(5)	—	(20)	(10)
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(25)	(15)	(100)	(50)
Depreciation and amortization	(210)	(220)	(850)	(875)
Adjusted EBITDA	$750	$800	$3,160	$3,360

Income from continuing operations	$90	$125	$420	$585
Net operating revenues	$4,700	$4,900	$19,700	$20,100
Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	1.9%	2.6%	2.1%	2.9%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	16.0%	16.3%	16.0%	16.7%

(1)    The figures shown represent the Company's estimate for restructuring charges. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow – Continuing Operations and Outlook Adjusted Free Cash
Flow – Continuing Operations
(Unaudited)

(Dollars in millions)	FY 2023
	Low	High
Net cash provided by operating activities	$1,700	$2,000
Purchases of property and equipment – continuing operations	(625)	(675)
Free cash flow – continuing operations	$1,075	$1,325

Net cash provided by operating activities	$1,700	$2,000
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(125)	(75)
Adjusted net cash provided by operating activities – continuing operations	1,825	2,075
Purchases of property and equipment – continuing operations	(625)	(675)
Adjusted free cash flow – continuing operations(2)	$1,200	$1,400
(1)    The figures shown represent the Company's estimate for restructuring payments. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2)    The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.